UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 2, 2007 (September 27, 2007)
Centennial Communications Corp.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-19603 (Commission File Number)	06-1242753 (IRS Employer Identification No.)
3349 Route 138
Wall, New Jersey 07719
(Address of principal executive offices, including zip code)
(732) 556-2200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers
(b)	On September 27, 2007, Robert D. Reid resigned from the Board of Directors of Centennial Communications Corp. (“Centennial”).

(d)	On September 27, 2007, the Board of Directors of Centennial increased the number of directors constituting the full Board of Directors from 9 to 10, and appointed Paul H. Sunu and John J. Mueller to fill the vacancies resulting from such increase and from Mr. Reid’s resignation. A copy of Centennial’s press release with respect to the foregoing is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
In connection with the foregoing, the First Amended and Restated Stockholders Agreement of the Company was amended by the parties thereto to provide for such increase in the size of the Board. A copy of such amendment is attached hereto as Exhibit 4.1.

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year
Effective September 27, 2007, the Board of Directors of Centennial amended Centennial’s By-Laws to increase the maximum number of directors from 9 to 10. The By-Laws of Centennial, as amended, are attached hereto as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
3.2	Amended and Restated By-Laws of Centennial Communications Corp., as amended.

4.1	Amendment No. 4 to First Amended and Restated Stockholders Agreement, dated as of September 27, 2007.

99.1	Press Release of Centennial Communications Corp. dated September 28, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL COMMUNICATIONS CORP.

Date: October 2, 2007	By:	/s/ Tony L. Wolk

Tony L. Wolk Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated By-Laws of Centennial Communications Corp., as amended.

4.1	Amendment No. 4 to First Amended and Restated Stockholders Agreement, dated as of September 27, 2007.

99.1	Press Release of Centennial Communications Corp. dated September 28, 2007.